EXHIBIT 10.24

THE PMI GROUP, INC.

2.50% Senior Convertible Debentures due 2021

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 28, 2003

To

INDENTURE

Dated as of July 16, 2001

The Bank of New York

TRUSTEE

EXHIBIT 10.24

                    FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 28, 2003, to the Indenture, dated as of July 16, 2001 (the “Indenture”), between The PMI Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking company (“Trustee”).  Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

ARTICLE I

AMENDMENT

                    1.1.     Amendment.  The definition of “Designated Subsidiary” in Section 6.1 of the Indenture, entitled “Events of Default,” is amended and restated in its entirety as follows:

“Designated Subsidiary” shall mean each of PMI, PMI Australia Holdings, PMI Australia and any other existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 25% or more of the total assets of the Company on a consolidated basis (“Total Assets”); provided that neither Fairbanks Capital Holding Corp. nor any of its Subsidiaries (nor any successor by merger or similar transaction to any of the foregoing) shall in any circumstance be deemed a Designated Subsidiary or considered together with any other Subsidiary or Subsidiaries of the Company to determine whether such group of Subsidiaries, taken as a whole, would constitute a Designated Subsidiary; and provided further that in the case of any Subsidiary that is not accounted for as a consolidated entity in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, only the Company’s proportionate share of the assets of such Subsidiary based on the Company’s direct or indirect ownership of equity interests in such Subsidiary shall be counted for purposes of determining (i) whether such Subsidiary’s assets constitute 25% or more of Total Assets or (ii) whether such Subsidiary, considered together with any other Subsidiary or Subsidiaries, taken as a whole, would constitute a Designated Subsidiary.

ARTICLE II

MISCELLANEOUS

                    2.1.     Entire Agreement.  This First Supplemental Indenture becomes part of the Indenture on the effective date stated above and shall be governed by and subject to all of its terms and conditions, except to the extent those terms and conditions are specifically qualified, modified, or altered by this Agreement.  The Indenture as amended hereby remains in full force and effect.  This First Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Indenture or the Securities or to prejudice any other right or rights which the holders of the Securities may now have or may have in the future under or in connection with the Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                    2.2.     Trust Indenture Act Controls.  If any provision of the Indenture as amended hereby limits, qualifies, or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.

                    2.3.     Severability.   In case any provision in the Indenture as amended hereby or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    2.4.     Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    2.5.     Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same instrument.

                    2.6.     Trustee.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.  The statements herein are deemed to be those of the Company and not of the Trustee.

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                    IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

THE PMI GROUP, INC.

By:	/s/ DONALD P. LOFE, JR.

Name:	Donald P. Lofe, Jr.
Title:	Executive Vice President & CFO

THE BANK OF NEW YORK
As Trustee

By:	/s/ MICHAEL PITFICK

Name:	Michael Pitfick
Title:	Assistant Vice President

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